AMENDED
                                    EXHIBIT A
                        TO THE CUSTODY AGREEMENT BETWEEN
                  ACCESSOR FUNDS, INC. AND THE FIFTH THIRD BANK

                                November 16, 2000

Name of Fund                                              Date
------------                                             ----

Growth Fund                                          November 18, 1996
Value Fund                                           November 18, 1996
Small to Mid Cap Fund                                November 18, 1996
International Equity Fund                            November 18, 1996
Intermediate Fixed-Income Fund                       October 7, 1996
Short-Intermediate Fixed-Income Fund                 October 7, 1996
High Yield Bond Fund                                 May 1, 2000
Mortgage Securities Fund                             November 18, 1996
U.S. Government Money Fund                           October 7, 1996
Accessor Income Allocation Fund
Accessor Income and Growth Allocation Fund
Accessor Balanced Allocation Fund
Accessor Growth and Income Allocation Fund
Accessor Growth Allocation Fund
Accessor Aggressive Growth Allocation Fund


                                     ACCESSOR FUNDS, INC.

                                     By:/s/Christine J. Stansbery
                                        Christine J. Stansbery
                                       Secretary


                                     THE FIFTH THIRD BANK

                                     By:/s/Christine Ok
                                        Christine Ok
                                        Trust Officer

                                     AMENDED
                                    EXHIBIT B
                        TO THE CUSTODY AGREEMENT BETWEEN
                  ACCESSOR FUNDS, INC. AND THE FIFTH THIRD BANK

                                November 16, 2000

                               AUTHORIZED PERSONS


         Set forth below are the names and specimen signatures of the persons authorized by Accessor Funds, Inc. to administer each Custody Account.

                                    ALL FUNDS

Name                                                 Signature
----------------------                               --------------------

Ravindra A. Deo                                      /s/ Ravindra A. Deo

J. Anthony Whatley, III                              /s/ J. Anthony Whatley, III

Linda V. Whatley                                     /s/ Linda V. Whatley

Robert J. Harper                                     /s/ Robert J. Harper

Christine J. Stansbery                               /s/  Christine J. Stansbery

                              SIGNATURE RESOLUTION


RESOLVED, That all of the following officers of Accessor Funds, Inc. and any of them, namely the President, Vice President, Secretary and Treasurer, are hereby authorized as signers for the conduct of business for and on behalf of Accessor Funds with THE FIFTH THIRD BANK:


J. Anthony Whatley, III              PRESIDENT       /s/ J. Anthony Whatley, III

Robert J. Harper                     VICE PRESIDENT  /s/ Robert J. Harper

Ravindra A. Deo                      TREASURER       /s/ Ravindra A. Deo

Christine J. Stansbery               SECRETARY       /s/  Christine J. Stansbery

In addition, the following Assistant Secretary is authorized to sign on behalf of Accessor Funds for the purpose of effecting securities transactions:

Linda V. Whatley           ASSISTANT SECRETARY       /s/ Linda V. Whatley

The undersigned officers of Accessor Funds, Inc. hereby certify that the foregoing is within the parameters of a Resolution adopted by Directors of Accessor Funds in a meeting held November 16, 2000, directing and authorizing preparation of documents and to do everything necessary to effect the Custody Agreement between ACCESSOR FUNDS, INC. and THE FIFTH THIRD BANK.

                                                  ACCESSOR FUNDS, INC.


                                                  By:/s/ J. Anthony Whatley, III
                                                          J. Anthony Whatley III
                                                          President


                                                  By:/s/  Christine J. Stansbery
                                                          Christine J. Stansbery
                                                          Secretary

                                     AMENDED
                                    EXHIBIT C
                        TO THE CUSTODY AGREEMENT BETWEEN
                  ACCESSOR FUNDS, INC. AND THE FIFTH THIRD BANK

                                November 16, 2000

                        MUTUAL FUND CUSTODY FEE SCHEDULE


The following Transaction Fees apply to each Fund of Accessor Funds exept where noted below:

BASIC ACCOUNT CHARGE

         Market Value Charge - All Asset levels                        .0025%

TRANSACTION FEES

DTC/FED Eligible Trades                                       $         9.00
DTC/FED Ineligible Trades                                     $        25.00
Amortized Security Trades                                     $        25.00
Repurchase Agreements with Fifth Third (purchase and maturity)$        No Charge
Third Party Repos (purchase and maturity)                     $        11.00
Physical Commercial Paper Trades
         (purchase and maturity)                              $        25.00
Book-Entry Commercial Paper Trades
         (purchase and maturity)                              $         9.00
Options, each transaction                                     $        25.00
Amortized Security Receipts                                   $        25.00

A transaction is a purchase, sale, maturity, redemption, tender, exchange, dividend reinvestment, deposit or withdrawal of a security (with the exception of Fifth Third Certificates of Deposit, Commercial Paper & Repo's).

MISCELLANEOUS FEES

Wire Transfers                                                 $        7.00
Check Disbursements                                            $         6.00

The following Transaction Fees apply to each Accessor Allocation Fund of Accessor Funds:

TRANSACTION FEES
Book Entry Settlement                                           $         9.00
Physical/  Ineligible Settlem                                   $        25.00
PTC (GNMAs) Settlement                                          $        25.00
Futures &Options,                                               $        25.00
Mutual Fund Settlements                                         $         9.00

SYSTEMS - THREE OPTIONS
ASW                                                             $        150.00
Mainframe to Mainframe                                          $        150.00

MISCELLANEOUS FEES
5/3 Repurchase Agreement Sweep                                            N/C
Wire Transfers                                                  $        7.00
Check Requests                                                  $         6.00
Special Services (per hour)                                     $        75.00



ACCESSOR FUNDS, INC.



By:   /s/ Christine J. Stansbery
         Christine J. Stansbery
         Secretary


THE FIFTH THIRD BANK



By: /s/  Christine Ok
         Christine Ok
         Trust Officer